EXHIBIT 99.1

Behringer Harvard Invests in Public-Private Partnership
to Redevelop U.S. Army’s Lodging Facilities

Program Will Upgrade Lodging at 10 U.S. Army Bases in Eight States

DALLAS, August 19, 2009 — Behringer Harvard announced today its investment in a public-private partnership between the U.S. Army and Actus Lend Lease LLC that will privatize the transient lodging facilities on 10 U.S. Army bases located in eight states. Capitalizing on an opportunity created by the dislocation of the capital markets, Behringer Harvard Opportunity REIT II, Inc. has provided a mezzanine loan of up to $25 million to the new partnership in order to facilitate the redevelopment and renovation of the lodging facilities. The hotels will operate under select InterContinental Hotels Group (IHG) brands.

The U.S. Army has stated that this initiative, known as the Army’s Privatization of Army Lodging (PAL) program, is a result of its commitment to enhancing the quality of life for soldiers and their families. Through the PAL program, the Army engages the private sector to manage, construct, renovate, maintain and operate transient lodging on Army installations. This lodging is used by active-duty and retired soldiers or guests who are staying on-base for a short time for training or meetings, or by soldiers who need temporary housing during their transition to long-term military housing.

Samuel A. Gillespie, chief operating officer of Behringer Harvard Opportunity REIT II, Inc., said, “We believe this investment will result in a win-win situation for both the Army and our REIT investors. The PAL program’s conservative loan-to-value ratio mitigates potential investment risk and the on-base locations are great demand generators for hotel rooms. We also expect this investment to provide our REIT with highly attractive cash returns.”

Richard K. Frank, senior vice president — hotel investments for Behringer Harvard, said, “We’re pleased to invest in a program that will improve the quality of life for our country’s military personnel by dramatically upgrading existing lodging facilities to match the quality standards and experience of commercial hotels serving civilians. The program also will ultimately include construction of new hotels that will begin to address the chronic lodging undersupply at our Army installations.”

The 10 lodging facilities and more than 3,200 rooms involved in the initial transfer are located in Fort Rucker, Alabama; Fort Leavenworth, Kansas; Fort Riley, Kansas; Fort Polk, Louisiana; Fort Sill, Oklahoma; Fort Hood, Texas; Fort Sam Houston, Texas; Yuma Proving Ground, Arizona; Fort Myer, Virginia; and Fort Shafter / Tripler Army Medical Center, Hawaii.

The PAL program is modeled after the Army’s privatized family housing program, the Residential Communities Initiative (RCI), a program that has successfully improved permanent residential housing for soldiers and their families. With a portfolio of more than 40,000 residential units, Actus Lend Lease has previously worked extensively with the Army and the Department of Defense on similar programs that provide for the transfer of military housing assets to private sector companies.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312